Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports 2022 Third Quarter Financial Results

PHILADELPHIA, PA - November 11, 2022 - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), delivering the infrastructure of change, announced today its financial results for the third quarter and nine months ended September 30, 2022.

Third Quarter 2022 Overview

•	Total revenue increased to $109.6 million from $96.6 million in the prior year period.
•	Consulting Fee Revenue (CFR) rose 10.5% to $85.1 million from $77.1 million in the prior year period
•	Gross profit up 6.8% to $34.6 million from $32.4 million in the prior year period
•	Net loss of $(0.7) million, or $(0.01) per diluted share, compared to net income of $1.3 million, or $0.02 per diluted share in the prior year period
•	Net cash provided by operating activities in Q3 2022 was $1.4 million compared to net cash provided by operating activities of $6.2 million in Q3 2021.
•	Unrestricted cash at September 30, 2022 was $22.8 million compared to unrestricted cash of $21.8 million at December 31, 2021.
•	At September 30, 2022, the Company had approximately $3.6 million in available and undrawn credit facilities and total liquidity was $26.5 million.

Proposed Transaction with Global Infrastructure Solutions Inc.

As previously announced, the Company entered into a merger agreement with Global Infrastructure Solutions Inc. (GISI).

The transaction was approved by Hill shareholders on November 2, 2022. Pursuant to the terms of the Merger Agreement, the consummation of the Merger remains subject to various closing conditions, including but not limited to (i) the receipt of consent or authorization under certain foreign antitrust laws, and (ii) the absence of any order that has the effect of preventing, making illegal or otherwise prohibiting the consummation of the Merger. As of the date hereof, the Company continues to expect to complete the merger in the fourth calendar quarter of 2022.

For more information about the pending transaction with GISI, see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 29, 2022.

Investor Communications

In light of the proposed merger with GISI, Hill will not host an earnings conference call or provide financial guidance in conjunction with this earnings release. For further detail and discussion of Hill's financial performance please refer to Hill's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which Hill intends to file with the SEC on November 14, 2022. The Company plans to continue to file reports with the SEC until the transaction has been completed.

About Hill International

Hill International, with more than 3,200 professionals in over 100 offices worldwide, provides program management, project management, construction management, project management oversight, construction claims, dispute resolution, advisory, facilities management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as one of the largest construction management firms in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated and that the proposed merger with Global Infrastructure Solutions remains subject to the satisfaction of certain closing conditions. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.	The Equity Group Inc.

Elizabeth J. Zipf, LEED AP BD+C	Devin Sullivan
Senior Vice President Hill International, Inc	Senior Vice President
One Commerce Square	(212) 836-9608
2005 Market Street, 17th Floor	dsullivan@equityny.com
Philadelphia, PA 19103
(215) 309-7707	Lena Cati
elizabethzipf@hillintl.com	Vice President
(212) 836-9611
lcati@equityny.com

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash and cash equivalents	$22,834	$21,821
Cash - restricted	4,131	5,562
Accounts receivable, net	136,267	119,516
Current portion of retainage receivable	7,511	9,743
Accounts receivable - affiliates	19,702	21,741
Prepaid expenses and other current assets	9,224	9,937
Income tax receivable	1,397	2,163
Total current assets	201,066	190,483
Property and equipment, net	8,416	8,895
Cash - restricted, net of current portion	2,843	3,063
Operating lease right-of-use assets	15,825	18,347
Financing lease right-of-use assets	613	801
Retainage receivable	5,910	7,491
Acquired intangibles, net	2,963	3,002
Goodwill	40,105	44,127
Investments	1,139	2,038
Deferred income tax assets	1,944	2,165
Other assets	4,018	2,645
Total assets	$284,842	$283,057
Liabilities and Stockholders’ Equity
Current maturities of notes payable and long-term debt	$31,335	$25,841
Accounts payable and accrued expenses	74,028	63,856
Income taxes payable	4,438	2,610
Current portion of deferred revenue	4,406	4,088
Current portion of operating lease liabilities	4,788	4,777
Current portion of financing lease liabilities	250	246
Other current liabilities	6,997	6,006
Total current liabilities	126,242	107,424
Notes payable and long-term debt, net of current maturities	28,816	29,302
Retainage payable	326	279
Deferred income taxes	918	959
Deferred revenue	3,627	9,541
Non-current operating lease liabilities	15,981	18,565
Non-current financing lease liabilities	385	573
Other liabilities	10,990	13,175
Total liabilities	187,285	179,818
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 63,674 shares and 63,291 shares issued at September 30, 2022 and December 31, 2021, respectively	6	6
Additional paid-in capital	219,116	217,471
Accumulated deficit	(83,616)	(83,813)
Accumulated other comprehensive loss	(9,342)	(1,813)
Less treasury stock of 6,807 at September 30, 2022 and December 31, 2021	(29,056)	(29,056)
Hill International, Inc. share of equity	97,108	102,795
Noncontrolling interests	449	444
Total equity	97,557	103,239
Total liabilities and stockholders’ equity	$284,842	$283,057

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Consulting fee revenue	$85,142	$77,061	$254,262	$227,158
Reimbursable expenses	24,429	19,543	63,275	58,079
Total revenue	$109,571	$96,604	$317,537	$285,237
Direct expenses	74,917	64,196	213,620	194,314
Gross profit	34,654	32,408	103,917	90,923
Selling, general and administrative expenses	31,035	28,121	92,831	82,906
Foreign currency exchange loss	803	511	3,730	2,751
Plus: Share of profit of equity method affiliates	506	551	1,456	1,805
Operating profit	$3,322	$4,327	$8,812	$7,071
Less: Interest and related financing fees, net	2,098	1,226	4,805	4,077
Other loss, net	104	—	319	—
Earnings before income taxes	$1,120	$3,101	$3,688	$2,994
Income tax expense	1,823	1,784	3,602	4,653
Net earnings (loss)	$(703)	$1,317	$86	$(1,659)
Less: net (loss) earnings - noncontrolling interests	(14)	58	(112)	265
Net (loss) earnings attributable to Hill International, Inc.	$(689)	$1,259	$198	$(1,924)

Basic (loss) earnings per common share - Hill International, Inc.	$(0.01)	$0.02	$—	$(0.03)
Basic weighted average common shares outstanding	58,073	57,245	57,858	57,102

Diluted (loss) earnings per common share - Hill International, Inc.	$(0.01)	$0.02	$—	$(0.03)
Diluted weighted average common shares outstanding	58,073	57,245	59,767	57,102

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net earnings (loss)	86	(1,659)
Adjustments to reconcile net loss to net cash provided by (used in):
Depreciation and amortization	1,784	1,856
Recovery for bad debt	(431)	(2,794)
Amortization of deferred loan fees	344	568
Deferred tax expense	140	(120)
Share-based compensation	1,589	1,814
Operating lease right-of-use assets	3,908	3,306
Foreign currency remeasurement losses	1,544	2,510
Changes in operating assets and liabilities:
Accounts receivable	(23,773)	(15,521)
Accounts receivable - affiliate	2,039	(5,728)
Prepaid expenses and other current assets	253	(3,951)
Income taxes receivable	399	1,232
Retainage receivable	3,534	(953)
Other assets	(976)	(1,926)
Accounts payable and accrued expenses	13,440	13,181
Income taxes payable	1,944	(1,202)
Deferred revenue	(4,351)	1,482
Operating lease liabilities	(3,702)	(2,698)
Other current liabilities	1,139	3,432
Retainage payable	47	(314)
Finance lease liabilities	(13)	—
Other liabilities	(1,260)	492
Net cash used in operating activities	(2,316)	(6,993)
Cash flows from investing activities:
Purchase of NEYO Group	—	(681)
Purchase of property and equipment	(1,472)	(1,197)
Net cash used in investing activities	(1,472)	(1,878)
Cash flows from financing activities:
Repayment of term loans	(505)	(802)
Proceeds from revolving loans	31,667	29,785
Repayment of revolving loans	(25,336)	(25,816)
Proceeds from stock issued under employee stock purchase plan	56	118
Net cash provided by financing activities	5,698	3,285
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,548)	(2,654)
Net decrease in cash, cash equivalents and restricted cash	(638)	(8,240)
Cash, cash equivalents and restricted cash — beginning of period	30,446	41,413
Cash, cash equivalents and restricted cash — end of period	$29,808	$33,173

(4)

	Nine Months Ended September 30,
	2022	2021
Supplemental disclosures of cash flow information:
Interest and related financing fees paid	$4,668	$3,520
Income taxes paid	2,218	3,830
Cash paid for amounts included in the measurement of lease liabilities	5,681	4,897
Right-of-use assets obtained in exchange for operating lease liabilities	1,648	8,568
Right-of-use assets obtained in exchange for finance lease liabilities	—	538